As filed with the Securities and Exchange commission on October 6, 1995

                                                  							   File No- 33 _____
-----------------------------------------------------------------------------

              		     SECURITIES AND EXCHANGE COMMISSION
			                        Washington, DC  20549


                           				   FORM S-8
                     			   REGISTRATION STATEMENT
              		      UNDER THE SECURITIES ACT OF 1933


                     			 ABATIX ENVIRONMENTAL CORP.
         	    (Exact name of issuer as specified in its charter)

Delaware                                                           75-1908110
(State or other jurisdiction                                 (I.R.S. employer
of incorporation or organization)                         Identification No.)

8311 Eastpoint Drive, Suite 400
Dallas, Texas                                                           75227
(Address of principal executive offices)                           (Zip Code)

                     			   1994 STOCK OPTION PLAN
                           				     AND
                     			    EMPLOYMENT AGREEMENT
                     			 (Full title of the plans)

                      			    Frank J. Cinatl, IV
                     			       Vice President
                     			 Abatix Environmental Corp.
               		      8311 Eastpoint Drive, Suite 400
                       			   Dallas, Texas  75227
                		  (Name and address of agent for service)

                     			       (214) 381-1146
         (Telephone number, including area code, of agent for service)

                            				   Copy to:

                      			     Jim Schneider, Esq.
                		    Atlas, Pearlman, Trop & Borkson, P.A.
                		    3200 North Military Trail, Suite 205
                       			 Boca Raton, Florida  33431
                       			       (407) 697-4828

              		      CALCULATION OF REGISTRATION FEE


				                                 Proposed      Proposed
                            				     maximum       maximum
                            				     offering      aggregate    Amount of
Title of securities  Amount to be    price per     offering     registration
to be registered     registered(1)   share(1)      price(1)     fee
-----------------------------------------------------------------------------

Common Stock
($.001 par value)    170,000 shares  $2.25-3.75    $451,563     $156.00
-----------------------------------------------------------------------------

(1) Pursuant to Rule 457(h), the maximum aggregate offering price was calculated based upon the exercise price as to outstanding Options covering 160,000 shares, and pursuant to Rule 457(c) the maximum aggregate offering price was calculated based upon the average of the bid and ask price within 5 business days prior to the date of filing this registration statement covering 10,000 shares.

                    			 ABATIX ENVIRONMENTAL CORP.

CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K

      FORM S-8 ITEM NUMBER AND               CAPTION IN PROSPECTUS
	      CAPTION

 1. Forepart of registration statement  Facing Page of Registration Statement
    and outside front cover page of     and Cover Page of Prospectus
    prospectus

 2. Inside front and outside back       Inside Cover Page of Prospectus and
    cover pages of prospectus           Outside Cover Page of Prospectus

 3. Summary information, risk factors
    and ratio of earnings to fixed
    charges                             Not Applicable

 4. Use of proceeds                     Not Applicable

 5. Determination of offering price     Not Applicable

 6. Dilution                            Not Applicable

 7. Selling security holders            Sales by Selling Security Holders

 8. Plan of distribution                Cover Page of Prospectus and Sales by
					Selling Security Holders

 9. Description of securities to be     Description of Securities; Stock
    registered                          Option Plan; Employment Agreement and
                                   					Sales by Selling Security Holders

10. Interests of named experts and      Not Applicable
    counsel

11. Material changes                    Not Applicable

12. Incorporation of certain            Incorporation of Certain Documents by
    information by reference            Reference

13. Disclosure of Commission
    position on indemnification for
    Securities Act liabilities          Indemnification

PROSPECTUS
                      		  ABATIX ENVIRONMENTAL CORP.

                     			170,000 SHARES OF COMMON STOCK

                    			      ($.001 PAR VALUE)

     	      To be Issued pursuant to the 1994 Stock Option Plan
                    			 and the Employment Agreement

This Prospectus is part of a Registration Statement which registers an aggregate 170,000 shares of Common Stock, $.001 par value ("Common Stock") of Abatix Environmental Corp. ("Abatix" or the "Company") which have been issued, as set forth herein, to officers, directors and key employees of the Company pursuant to stock options to purchase up to 170,000 shares of the Common Stock (the "Options") under and in accordance with the 1994 Stock Option Plan (the "Option Plan") and the employment agreement (the "Employment Agreement") with an employee of the company. Such selling stockholders are hereinafter collectively referred to as the "Selling Security Holders." All of the Options were granted to such officers, directors or key employees pursuant to the Option Plan and Employment Agreement and concomitant to individual written options. The Company has been advised by the Selling Security Holders that they may sell all or a portion of their shares of Common Stock from time to time in the over-the-counter market in negotiated transactions, directly or through brokers or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices.

No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the shares of the Common Stock issuable upon exercise of the Options under the terms of the Option Plan and Employment Agreement shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

The date of this Prospectus is October 6, 1995.

                       			   AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the Public Reference facilities of the Commission at 450 Fifth street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference section of the Commission at its principal office at 450 Fifth street, N.W., Washington, D.C. 20549. The Company's Common Stock is traded through NASDAQ under the symbol "ABIX."

The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 170,000 shares of the Company's Common Stock, to be issued to certain officers, directors and key employees of the Company pursuant to the Option Plan and Employment Agreement and separate option agreements. This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

      	       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

The Company's Form 10-Q Quarterly Report for the quarterly period ended March 31, 1995.

The Company's Form 10-Q Quarterly Report for the quarterly period ended June 30, 1995.

All reports and documents filed by the Company pursuant to section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Abatix Environmental Corp., 8311 Eastpoint Drive, Suite 400, Dallas, Texas 75227, telephone (214) 381-1146.

                            				 THE COMPANY

Abatix markets and distributes personal protection and safety equipment, and durable and nondurable supplies to the asbestos and lead abatement, industrial safety and hazardous materials industries. The Company also distributes tools to the construction industry. During 1994, the Company sold over 8,000 products consisting of equipment and supplies to over 3,000 customers from its eight distribution centers in Texas, California, Arizona, Colorado and Washington. Currently, approximately 65 percent of the Company's sales are to the asbestos and lead abatement industries, and approximately 13 percent, 12 percent and 10 percent of its sales are to the construction, industrial safety and hazardous materials industries, respectively. The Company believes a majority of its sales for the foreseeable future will continue to be made to asbestos and lead abatement contractors, and project organizers and managers. At present, the Company estimates its share of the asbestos abatement supply market to be approximately 15 percent to 20 percent in the markets served by the Company.

                            				 OPTION PLAN

GENERAL INFORMATION

On September 30, 1994 the Board of Directors of the Company approved the issuance of stock Options pursuant to which the Board of Directors authorized and reserved up to 140,000 shares of the Company's Common Stock for issuance. The Board of Directors also gave the discretion of granting these Options to management, defined as the Chief Executive Officer and Chief Operating Officer ("Management"). At the time the Board of Directors authorized the Option Plan, the members of the Board of Directors and Management consisted of Terry W. Shaver and Gary L. Cox. Mr. Lamont C. Laue joined the Board of Directors in January 1995.

PURPOSE

The purpose of this Option Plan is to reward key employees and executives of the Company for past contributions as well as to induce executives and key employees of the Company who are in a position to contribute materially to the Company's prosperity to remain with the Company, to offer incentives and rewards in recognition of their share in the Company's progress and to encourage participants to continue to promote the best interests of the Company.

ADMINISTRATION

The Option Plan is to be administered by Management, who is authorized to construe and interpret the Option Plan and to make all final determinations necessary or appropriate for its administration. Management is charged with the responsibility to interpret the Option Plan and, to the extent and in the manner contemplated in the Option Plan, has discretion to prescribe, amend and rescind rules and regulations relating to the Option Plan. Management also has the responsibility to determine the terms and provisions of any amendments of the respective option agreements relating to the issuance of the Options including the ability to conform the option agreements in order to comply with any law or regulation applicable thereto. Management's determination as to all of the foregoing matters is deemed to be conclusive. Any action to be taken by Management shall require the unanimous consent of all members, but in the event the members cannot agree on any action to be taken with respect to any issue, then the Board of Directors shall act in lieu of the Management for purposes of determining any issue relating to the Option Plan.

ELIGIBILITY

An eligible optionee under the Option Plan shall be any person who, at the date the Option is granted, is either (i) an active employee of the Company having been employed for a minimum of sixty (60) days, or (ii) a Director or officer of the Company. These Options may not be transferred or assigned by an optionee or pledged, encumbered or otherwise disposed of except by an optionee's last will and testament or by the laws of descent and distribution or with the express written consent of Management. Any forfeited or terminated Option shall be eligible for redesignation and regrant to eligible optionees as determined by Management.

The Option Plan, provides for and reconfirms the issuance of Options to purchase an aggregate of 140,000 shares of the Company's Common Stock. Messrs. Terry W. Shaver, Gary L. Cox and Frank J. Cinatl are officers of the Company. Mr. Frank J. Cinatl was granted Options to purchase 30,000 shares of Common Stock; 10,000 of these Options were exercisable on the date of grant, 10,000 became exercisable January 1, 1995 and 10,000 Options will be exercisable January 1, 1996. Messrs. Terry W. Shaver and Gary L. Cox were each granted Options to purchase 20,000 shares of Common Stock; 10,000 of these Options became exercisable January 1, 1995 and 10,000 Options will be exercisable January 1, 1996. Messrs. Terry W. Shaver and Gary L. Cox were each granted additional Options to purchase 1,250 shares of Common Stock, exercisable January 1, 1996. These Options became available for regrant after the termination of employment of the Optionee on July 13, 1995.

(a) OPTION PRICE. The exercise price per share of the Company's Common Stock issuable upon the exercise of the Options was established by the Board of Directors on the grant date at $2.25 per share for the Options vested on the date of grant, $2.50 per share for the Options exercisable on January 1, 1995 and $2.75 per share for the Options exercisable on January 1, 1996. Options to purchase 2,500 shares were forfeited upon the termination of an Optionee. On August 17, 1995, Options to purchase these 2,500 shares were regranted at the market price on that day of $3.375.

(b) TERM OF OPTION. Each Option shall be exercisable for a period of two years from the date such Options become exercisable.

(c) PAYMENT FOR SHARES. The purchase price for an Option is payable in cash and is to be paid in full upon exercise of the Option.

ACCELERATION OF VESTING PERIOD

Notwithstanding the designated exercise period for Options as heretofore described, the proposed dissolution or liquidation of the Corporation, or in the event of a proposed sale of all or substantially all of the assets of the Corporation, the Board of Directors may declare that each Option granted under this Option Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than thirty (30) days written notice of the date so fixed shall be given to each Eligible Person holding an Option, and each such Eligible Person shall have the right, during the period of thirty (30) days preceding such termination to exercise his Option as to all or any part of the shares of Stock covered thereby, including shares of Stock as to which such Option would not otherwise be exercisable. Nothing set forth herein shall extend the term set for purchasing the shares of Stock set forth in the Option.

TERMINATION OF EMPLOYMENT

In the event the Optionee's employment terminates, the option periods are described as follows:

(a) If an Optionee shall die (i) while an employee of the Company or a Subsidiary or (ii) within three months after termination of his employment with the Company or a Subsidiary because of his disability, or retirement or otherwise, his Options may be exercised, to the extent that the Optionee shall have been entitled to do so on the date of his death or such termination of employment, by the person or persons to whom the Optionee's right under the Option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time, but not later than the expiration date specified in Paragraph 5 hereof or one year after the Optionee's death, whichever date is earlier.

(b) If an Optionee's employment by the Company or a Subsidiary shall terminate because of his disability and such Optionee has not died within the following three months, he may exercise his Options, to the extent that he shall have been entitled to do so at the date of the termination of his employment, at any time, or from time to time, but not later than the expiration date specified in Paragraph 5 hereof or one year after termination of employment, whichever date is earlier.

(c) If an Optionee's employment shall terminate by reason of his retirement in accordance with the terms of the Company's tax-qualified retirement plans or with the consent of the Board or the Stock Option Committee or involuntarily other than by termination for cause, and such Optionee has not died within the following three months, he may exercise his Option to the extent he shall have been entitled to do so at the date of the termination of his employment, at any time and from to time to time, but not later than the expiration date specified in Paragraph 5 hereof or thirty (30) days after termination of employment, whichever date is earlier. For purposes of this Paragraph 11, termination for cause shall mean termination of employment by reason of the Optionee's commission of a felony, fraud, breach of contract, gross negligence or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Company or a Subsidiary, all as the Committee or the Company in its sole discretion may determine.

(d) If, except as noted in 11(e), an Optionee's employment shall terminate for any reason other than death, disability, retirement or otherwise, all right to exercise his Option shall terminate on the date of such employment termination.

(e) In the event the Company terminates the employment of Messrs. Shaver, Cox, or Cinatl whether or not for cause, the Options and the period for exercise thereof shall not be affected in any manner by such termination.

                     			     EMPLOYMENT AGREEMENT

Options to purchase 30,000 shares of the Company's Common Stock were granted to an employee pursuant to the Employment Agreement dated August 2, 1993. If certain criteria are obtained each year of the three year Employment
Agreement (defined to be August 1 through July 31), the employee earns
Options to purchase 10,000 shares of the Company's Common Stock in each of those three years. The exercise price of the Options is the bid price established by Nasdaq on the day after the date that the employee achieves the criteria. The Options are exercisable for one year after they are earned.

On June 15, 1994, the employee met the requirements in the first year of the Employment Agreement and received Options to purchase 10,000 shares of Common Stock. The opening bid price on the following day was $2.25. On
June 16, 1995, the Company granted the employee an extension to exercise these Options until October 14, 1995.

On March 2, 1995, the employee met the requirements in the second year of the Employment Agreement and received Options to purchase 10,000 shares of Common Stock. The opening bid price on the following day was $3.00. These Options expire, if not exercised, on March 3, 1996.

In July 1995, prior to the third year of the Employment Agreement, the Company and the employee negotiated a new employment agreement ("New Employment Agreement") which is dated August 1, 1995. The first year of the New Employment Agreement supersedes the third and final year of the Employment Agreement. If certain criteria are met, the New Employment Agreement entitles the employee to Options to purchase 10,000 shares of the Company's Common Stock only in the first year of the New Employment Agreement. All other terms and conditions related to these Options remain unchanged from the Employment Agreement. Any reference to Employment Agreement herein incorporates the New Employment Agreement.

    OPTIONS OUTSTANDING UNDER THE OPTION PLAN AND THE EMPLOYMENT AGREEMENT

As of September 22, 1995, 13 participants held and/or remain entitled to receive Options under the Option Plan and Employment Agreement to purchase an aggregate of 170,000 shares of Common Stock. The number of shares underlying Options exercisable at such date under the Option Plan and Employment Agreement, to be exercisable at subsequent dates under the Option Plan and Employment Agreement and the names of the related participants are as set forth below.

                                   					  SHARES UNDERLYING
                                   					     OUTSTANDING   SHARES UNDERLYING
                     			 SHARES UNDERLYING   EXERCISABLE     OPTIONS TO BE
NAME OF HOLDER             INITIAL GRANT       OPTIONS        EXERCISABLE
____________________     _________________ _______________ ________________
OPTION PLAN:
  Melanie Capps               10,000            5,000            5,000
  Frank Cinatl                30,000           20,000           10,000
  Gary Cox                    21,250           10,000           11,250
  Leland Gearhart             12,500           10,000            2,500
  Charles Harrington           5,000            2,500            2,500
  Marvin Krueger               5,000            2,500            2,500
  Brian MacGregor             15,000           10,000            5,000
  Dan Roeber                   5,000            2,500            2,500
  Terry Shaver                21,250           10,000           11,250
  Bill Stratford               5,000            2,500            2,500
  Jeffery Thompson             7,500            2,500            5,000
  Becky Voorhees               2,500            2,500                -
EMPLOYMENT AGREEMENT:
  Barry Horvitz               30,000           20,000           10,000

                     			 FEDERAL INCOME TAX EFFECTS

The following discussion applies to Options issued under the Option Plan and Employment Agreement and is based on federal income tax laws and regulations in effect on December 31, 1994. It does not purport to be a complete description of the federal income tax consequences of the Option Plan and Employment Agreement, and it does not describe the consequences of the state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Option Plan and Employment Agreement should consult with his or her own tax adviser.

The Options are not subject to the provisions of the Employee Retirement Income Security Act of 1974 and are not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Furthermore, Options granted under the Option Plan and Employment Agreement are not "Incentive Stock Options," as described in Section 422 of the Code.

NON-STATUTORY OPTIONS

The recipient of an Option under the Option Plan and Employment Agreement ("Non-Statutory Option") does not recognize taxable income on the date of grant of the Non-Statutory Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the Option exercise price and the fair market value of the Common Stock on the date of exercise. However, if the recipient is subject to the restrictions on resale of Common Stock under Section 16 of the Exchange Act, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the Option exercise price and the fair market value of the Common Stock at the end of the six-month period. Nevertheless, such person may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the Option holder is deductible by the Company in the year that income is recognized.

If a holder of Non-Statutory Options pays the Option exercise price solely in cash, his basis in the shares acquired is equal to the fair market value of the Common Stock on the date ordinary income is recognized, and upon subsequent disposition, any further gain or loss is taxable either as short-term or long-term capital gain or loss, depending on how long the shares are held. The holding period for the Common Stock commences as of the date ordinary income is recognized.

If the holder of a Non-Statutory Option pays the exercise price, in full or in part, with shares of previously acquired Common Stock, if permitted under the Option Plan and Employment Agreement, no gain or loss is recognized upon the disposition of such previously acquired shares according to rulings issued by the Internal Revenue Service. Shares received, equal in number to the previously acquired shares exchanged thereof or, have the same basis and holding period as the previously acquired shares. Shares received in excess of the number of previously acquired shares have a basis equal to the fair market value of the additional shares as of the date ordinary income is recognized. The holding period for such additional shares commences as of the date ordinary income is recognized.

              		    RESTRICTIONS UNDER SECURITIES LAWS

The sale of any shares of Common Stock acquired upon the exercise of stock options must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company may be deemed to be "affiliates" of the Company under the federal securities laws and, as such, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% or greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Section 16(b) of the Exchange Act generally provides that, if an officer, director or 10% and greater stockholder sold any Common Stock of the Company acquired pursuant to the exercise of a stock option, he would generally be required to pay any "profits" resulting from the sale of the stock and receipt of the stock option. Section 16(b) exempts all option exercises from being treated as purchases and, instead, treats an option grant (including the grant of options pursuant to plans such as the Company's Option Plan and Employment Agreement) as a purchase of the underlying security, which grant/"purchase" may be matched with any sale of the underlying security within six (6) months of the date of grant. Stop transfer instructions will be placed with the transfer agent of the Company's Common Stock with respect to all stock certificates issued under the Option Plan and Employment Agreement.

              		      SALES BY SELLING SECURITY HOLDERS

The following table sets forth the name of each Selling Security Holder, the amount of shares of Common Stock held directly or indirectly or underlying the Options owned by each holder on September 22, 1995 (including Options vested and to be vested), the amount of shares of Common Stock underlying such Options to be offered by each such holder, the amount of Common Stock to be owned by each such holder following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by each such holder following completion of such offering.

					                                        SHARES TO    PERCENTAGE
             		     NUMBER OF                 BE OWNED    TO BE OWNED
NAME OF SELLING       SHARES     SHARES TO     AFTER         AFTER
SECURITY HOLDER      OWNED (1)   BE OFFERED   OFFERING      OFFERING
------------------- ----------  -----------  ----------  -------------
OPTION PLAN:
  Melanie Capps        10,000      10,000            -          -
  Frank Cinatl         30,500      30,000          500          -
  Gary Cox            414,750      21,250      393,500        16.9%
  Leland Gearhart      14,500      12,500        2,000         0.1%
  Charles Harrington    5,000       5,000            -          -
  Marvin Krueger        5,000       5,000            -          -
  Brian MacGregor      19,000      15,000        4,000         0.2%
  Dan Roeber            5,000       5,000             -         -
  Terry Shaver        624,250      21,250      603,200        25.9%
  Bill Stratford        5,000       5,000            -          -
  Jeffery Thompson      9,500       7,500        2,000         0.1%
  Becky Voorhees        2,500       2,500            -          -
EMPLOYMENT AGREEMENT:
  Barry Horvitz        30,000      30,000            -          -

(1) - Includes shares of Common Stock underlying the Options registered pursuant to this registration statement.

                     			 DESCRIPTION OF SECURITIES

The Company is currently authorized to issue up to 20,000,000 shares of Common Stock, par value $.00l per share, of which 2,161,814 shares were outstanding as of August 31, 1995. The Company is also authorized to issue up to 2,000,000 shares of Preferred Stock, par value $l.00 per share, none of which shares were outstanding as of the date of this Prospectus.

The Company anticipates filing with the State of Delaware an amendment to its Articles of Incorporation that will reduce the authorized capital to 5,000,000 shares of Common Stock and 500,000 shares of Preferred Stock. An Information Statement was mailed on September 1, 1995 to shareholders of record on August 18, 1995.

COMMON STOCK

Subject to the dividend rights of the holders of Preferred Stock, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of preferred stock that may be outstanding, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any Directors. The By-Laws of the Company require that only a majority of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a stockholders' meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

PREFERRED STOCK

The Preferred Stock may be issued by resolutions of the Company's Board of Directors from time to time without any action of the stockholders. Such resolutions may authorize issuances of such Preferred Stock in one or more series and may fix and determine dividend and liquidation preferences, voting rights, conversion privileges, redemption terms and other privileges and rights of the shares of each authorized series.

NASDAQ

The Company's Common Stock is traded on NASDAQ under the symbol "ABIX."

TRANSFER AGENT

The Transfer Agent for the shares of Common Stock is North American Transfer Co., 147 West Merrick Road, Freeport, New York 11520.

                            				LEGAL MATTERS

Legal matters in connection with the securities being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A.,
3200 North Military Trail, Suite 205, Boca Raton, Florida 33431.

                            				   EXPERTS

The financial statements and schedule of the Company as of December 31, 1994 and 1993, and for each of the years in the three-year period ended
December 31, 1994, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1994, financial statements refers to a change in method of accounting for income taxes in 1993.

                     			       INDEMNIFICATION

Section 145 of the General Corporation Law of Delaware, under which jurisdiction the Company is incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extant that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

The Certificate of Incorporation and By-Laws of the Company will require the Company to indemnify its Directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

                            				   PART II

        	      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The documents listed in (a) through (e) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date or filing of such documents.

(a) The Registrant's latest annual report and, where interests in a plan are being registered, the plan's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or, in the case of the Registrant, either
(i) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (2) the Registrant's effective registration statement on Form 10 or 30F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

(b) The Registrant's Form l0-Q Quarterly Report for the quarterly period ending March 31, 1995.

(c) The Registrant's Form l0-Q Quarterly Report for the quarterly period ending June 30, 1995.

(d) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

(e) The description of the Common Stock of the Company which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

ITEM 4. DESCRIPTION OF SECURITIES

The class of securities to be offered hereby is registered under section 12 of the securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of Delaware, under which jurisdiction the Company is incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

The Certificate of Incorporation and By-Laws of the Company will require the Company to indemnify its Directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

At the present time, Options to purchase 170,000 shares of the Registrant's Common Stock have been granted, and no Options to purchase have heretofore been exercised. The designated Participants in the Option Plan and Employment Agreement were executive officers and key employees of the Registrant totaling 13 in number. Inasmuch as the securities were issued to persons who were deemed knowledgeable, sophisticated and/or had access to comprehensive information relevant to the Registrant, such transactions were undertaken in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

ITEM 8. EXHIBITS

EXHIBIT   DESCRIPTION
--------  ------------
(4) (a) Copy of the Registrant's 1994 Stock Option Plan and Form of Option Agreements
     (b)  Employment Agreement of Barry Horvitz dated August 2, 1993
     (c)  Employment Agreement of Barry Horvitz dated August 1, 1995

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P. A. relating to the issuance of shares of Common Stock pursuant to the Option Plan,
	         Employment Agreement and New Employment Agreement

(24) (a)  Consent of Atlas, Pearlman, Trop & Borkson, P.A. included in the
	         opinion filed as exhibit (5) hereto

(24) (b)  Independent Auditors' Consent

ITEM 9.  UNDERTAKINGS

(1) The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration statement or any material change to such information in the Registration Statement;

(b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             				  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and the State of Texas, on the 5th day of October, 1995.

                                     						ABATIX ENVIRONMENTAL CORP.


                                     						By: /S/ TERRY W. SHAVER
                                      						   -------------------------
                                      						   Terry W. Shaver
                                      						   Chairman of the Board,
                                      						   President and Principal
                                      						   Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                        TITLE                        DATE
--------------------  --------------------------------------  ---------------
/S/ TERRY W. SHAVER   Chairman of the Board, President and    October 5, 1995
-------------------   Principal Executive Officer
Terry W. Shaver


/S/ GARY L. COX       Executive Vice President, Chief         October 5, 1995
-------------------   Opterating Officer and Director
Gary L. Cox


/S/ FRANK J. CINATL   Vice President and Principal            October 5, 1995
-------------------   Financial and Accounting Officer
Frank J. Cinatl, IV


/S/ LAMONT C. LAUE    Director                                October 5, 1995
-------------------
Lamont C. Laue

                             				  EXHIBITS

                             				     OF

                      			  ABATIX ENVIRONMENTAL CORP.

                             				 FILED WITH

                      			  S-8 REGISTRATION STATEMENT

                      			       FILED WITH THE

                		     SECURITIES AND EXCHANGE COMMISSION

                       			       EXHIBIT INDEX

                       			ABATIX ENVIRONMENTAL CORP.

EXHIBIT   DESCRIPTION                                                  PAGE
--------  ------------                                                ------
(4) (a) Copy of the Registrant's 1994 Stock Option Plan and Form of Option Agreements
     (b)  Employment Agreement of Barry Horvitz dated August 2, 1993
     (c)  Employment Agreement of Barry Horvitz dated August 1, 1995

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P. A. relating to the issuance of shares of Common Stock pursuant to the Option Plan, Employment Agreement and New Employment
       	  Agreement

(24) (a)  Consent of Atlas, Pearlman, Trop & Borkson, P.A. included
	         in the opinion filed as exhibit (5) hereto

(24) (b)  Independent Auditors' Consent